UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2018

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 Appointment of a Director

On June 19, 2018, Guy Cipriani joined the Board of Directors of Aethlon Medical, Inc. (the “Company”). Mr. Cipriani meets the requirements to serve as an independent director of the Company under the applicable Nasdaq Rules.

Mr. Cipriani is a business executive with nearly 20 years of experience in the pharmaceutical and biotech industries. His extensive background includes corporate and business development, strategic planning, alliance management, and product development activities. He has successfully completed over twenty deals of various types, including commercialization agreements, development agreements, discovery collaborations, distribution agreements across multiple therapeutic areas including cardiovascular, infectious disease, oncology, and CNS.

Currently (and since July 2017), Mr. Cipriani serves as Chief Business Officer at Microbion Corporation, a company focused on the development of a new class of antibiotic therapies for difficult to treat and resistant infections. His business and corporate development responsibilities at Microbion include securing partnerships and raising dilutive and non-dilutive capital for the company’s promising clinical-stage pipeline. From July 2012 to July 2017, he served as Vice President of Business Development at Cascadian Therapeutics where he was responsible for licensing-in several promising pipeline candidates and generating external interest in the company’s clinical-stage pipeline to set the stage for future strategic transactions. Prior to that role, Mr. Cipriani served as Vice President of Business Development at Cardiome Pharma Corp. where he led the negotiation of a US $800 million global development and co-commercialization licensing deal with Merck & Company in 2009 around the company’s lead Phase 3 cardiovascular program. Prior to Cardiome, Mr. Cipriani served as Senior Director of Business Development for TransForm Pharmaceuticals, Inc., where his efforts helped facilitate the company’s acquisition by Johnson and Johnson for $230 million in 2005. Mr. Cipriani began his pharmaceutical industry career at Eli Lilly & Company as a member of their Corporate Business Development team where he completed multiple in-licensing and out-licensing transactions for commercial, clinical and preclinical state assets.

Mr. Cipriani holds a B.S.E.E., High Honors from Rochester Institute of Technology and an MBA from the Kellogg Graduate School of Management at Northwestern University. The Company has determined that Mr. Cipriani is a valuable asset to its Board due to his vast experience in business and transactional development and execution in the life sciences industry.

ITEM 9.01 Exhibits

Exhibit 99.1      Press Release, dated June 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: June 25, 2018	Chief Financial Officer